As filed with the Securities and Exchange Commission on June 1, 2018
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

8x8, Inc.
(Exact Name of Registrant as Specified in Its Charter)

___________________________

Delaware	77- 0142404
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

2125 O'Nel Drive
San Jose, CA 95131
___________________________
(Address of Principal Executive Offices) (Zip Code)

8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan
8x8, Inc. Second Amended and Restated 1996 Employee Stock Purchase Plan
_______________________________
(Full Title of the Plan)

Vikram Verma
Chief Executive Officer
8x8, Inc.
2125 O'Nel Drive
San Jose, CA 95131
___________________________
(Name and Address of Agent For Service)

(408) 727-1885
___________________________
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share
Issued under the 8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan (3)	1,500,000	$18.59	$27,885,000	$3,471.68
To be issued under the 8x8, Inc. Second Amended and Restated 1996 Employee Stock Purchase Plan	500,000	$18.59	$9,295,000	$1,157.23

TOTAL:	2,000,000		$37,180,000	$4,628.91

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The maximum fee is calculated pursuant to Section 6(b) of the Securities Act.

(3) Represents shares reserved for issuance pursuant to awards of common stock granted under the registrant's 2017 Amended and Restated New Employee Inducement Incentive Plan as inducements material to the recipients' entering into employment with the registrant pursuant to New York Stock Exchange Listed Company Manual Rule 303A.08.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

Explanatory Note

This Registration Statement is being filed by 8x8. Inc. (the "Registrant") relating to (i) 500,000 shares of its common stock, $0.001 par value per share (the "Common Stock") issuable to eligible individuals under the Registrant's Second Amended and Restated 1996 Employee Stock Purchase Plan, such shares which are in addition to the (a) 500,000 shares of Common Stock registered on the Registrant's Form S-8 filed on July 9, 1997 (File No. 333-30943), (b) 70,560 shares of Common Stock registered on the Registrant's Form S-8 filed on April 20, 1998 (File No. 333-50519), (c) 500,000 shares of Common Stock registered on the Registrant's Form S-8 filed on July 30, 2001 (File No. 333-66296), (d) 416,589 shares of Common Stock registered on the Registrant's Form S-8 filed on June 10, 2002 (File No. 333-90172), (e) 189,575 shares of Common Stock registered on the Registrant's Form S-8 filed on August 30, 2004 (File No. 333-118642), (f) 43,220 shares of Common Stock registered on the Registrant's Form S-8 filed on July 1, 2005 (File No. 333-126337), (g) 118,535 shares of Common Stock registered on the Registrant's Form S-8 filed on September 26, 2006 (File No. 333-137599), (h) 707,387 shares of Common Stock registered on the Registrant's Form S-8 filed on June 19, 2013 (File No. 333-189452), (i) 282,062 shares of Common Stock registered on the Registrant's Form S-8 filed on May 27, 2014 (File No. 333-196275), (j) 306,248 shares of Common Stock registered on the Registrant's Form S-8 filed on May 29, 2015 (File No. 333-204583), (k) 365,555 shares of Common Stock registered on the Registrant's Form S-8 filed on June 22, 2016 (File No. 333-212163), and (l) 295,931 shares of Common Stock registered on the Registrant's Form S-8 filed on June 2, 2017 (File No. 333-218472), and (ii) 1,500,000 shares of Common Stock issuable to eligible individuals under the Registrant's 2017 New Employee Inducement Incentive Plan, such shares which are in addition to the 1,000,000 shares of Common Stock registered on the Registrant's Form S-8 filed on November 2, 2017 (File No. 333-221290) (collectively the "Prior Registration Statements").

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with Instruction E to Form S-8 regarding the registration of additional securities. Accordingly, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission ("SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act and are available without charge, upon oral or written request, to: 8x8, Inc., 2125 O'Nel Drive, San Jose, California, 95131, Attention: Secretary.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the SEC are hereby incorporated by reference in this registration statement:

1. The registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on May 30, 2018;

2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 2018; and

3. The descriptions of our capital stock in our registration statements on Form 8-A filed with the SEC on November 22, 1996 and December 1, 2017, including any amendments or reports filed for the purpose of updating such descriptions.

In addition, all documents filed by the registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8. Exhibits.
Exhibit	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP
10.1(1)	Second Amended and Restated 1996 Employee Stock Purchase Plan, as amended, and form of Subscription Agreement.
10.2(2)	8x8, Inc. 2017 New Employee Inducement Incentive Plan.
10.3(3)	8x8, Inc. Form of Stock Option Agreement under the New Employee Inducement Incentive Plan.
10.4(4)	8x8, Inc. Form of Notice of Grant of Restricted Stock Unit Award and Agreement under the New Employee Inducement Incentive Plan.
10.5**	8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included in signature pages to this registration statement)

_________________

**   Filed herewith.

(1)   Incorporated by reference to Exhibit 10.4 to the registrant's Form 10-K filed May 30, 2017 (File No. 00021783).

(2)   Incorporated by reference to Exhibit 10.23 to the registrant's Form S-8 filed November 2, 2017 (File No. 333-221290).

(3)   Incorporated by reference to Exhibit 10.24 to the registrant's Form S-8 filed November 2, 2017 (File No. 333-221290).

(4)   Incorporated by reference to Exhibit 10.25 to the registrant's Form S-8 filed November 2, 2017 (File No. 333-221290).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on the 1 day of June 2018.

8x8, INC.

By: /s/ Vikram Verma
Vikram Verma
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vikram Verma and Mary Ellen Genovese, and each one of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his or her name, place and stead in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VIKRAM VERMA	Chief Executive Officer	June 1, 2018
Vikram Verma	(Principal Executive Officer)

/s/ MARY ELLEN GENOVESE	Chief Financial Officer and Secretary	June 1, 2018
Mary Ellen Genovese	(Principal Financial Officer)

/s/ BRYAN R. MARTIN	Chairman and Chief Technology Officer	June 1, 2018
Bryan R. Martin

/s/ HENRIK GERDES	Chief Accounting Officer	June 1, 2018
Henrik Berdes	(Principal Accounting Officer)

/s/ GUY L. HECKER, JR.	Director	June 1, 2018
Guy L. Hecker, Jr.

/s/ ERIC SALZMAN	Director	June 1, 2018
Eric Salzman

/s/ IAN POTTER	Director	June 1, 2018
Ian Potter

/s/ JASWINDER PAL SINGH	Director	June 1, 2018
Jaswinder Pal Singh

/s/ VLADIMIR JACIMOVIC	Director	June 1, 2018
Vladimir Jacimovic